Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-161381) on Form S-1 of HealthPort, Inc. of our report dated February 28, 2007, relating to our audit of the consolidated financial statements of Companion Technologies Corporation (a wholly-owned subsidiary of HealthPort, Inc.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Derrick, Stubbs & Stith, L.L.P.

Columbia, South Carolina

October 20, 2009